Exhibit 10(zz)

OMNIBUS AMENDMENT
CENTERPOINT ENERGY, INC. BENEFIT PLANS
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains and sponsors the CenterPoint Energy Retirement Plan, the CenterPoint Energy Savings Plan, the CenterPoint Energy Benefit Restoration Plan, the CenterPoint Energy Savings Restoration Plan, the CenterPoint Energy Short Term Incentive Plan and the CenterPoint Energy, Inc. Group Welfare Benefits Plan (collectively, the “Plans”); and
WHEREAS, under the terms of the Plans, the Company has the authority to amend the Plans; and
WHEREAS, effective as of June 1, 2013, Milton Carroll shall become executive Chairman of the Board of Directors of the Company (the “Board”); and
WHEREAS, the Company desires to provide that the position of executive Chairman of the Board shall not be covered by or eligible to participate in the Plans;
NOW, THEREFORE, the Company hereby amends the Plans, effective as of June 1, 2013, to provide that the position of executive Chairman of the Board is not covered by or eligible to participate in the Plans and amends the eligibility and all other relevant provisions of the Plans as otherwise necessary to reflect the foregoing.
IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by their duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 23rd day of May, 2013, but effective as of June 1, 2013.

CENTERPOINT ENERGY, INC.

By:	/s/ David M. McClanahan
Name:	David M. McClanahan
Title:	President and Chief Executive Officer